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                                                                    EXHIBIT 11.1

                             SMARTFLEX SYSTEMS, INC.
                        Computation of Earnings per Share
                     (In thousands except per share amounts)
                                   (Unaudited)

                                                        Three Months Ended                Six Months Ended
                                                             June 30                          June 30
                                                  -------------------------------  -------------------------------
                                                      1997             1996             1997            1996
                                                  --------------   --------------  ---------------  --------------
Net income                                           $      558       $    1,644      $       792      $    3,556
                                                  ==============   ==============  ===============  ==============
Weighted average number of common
     shares outstanding during the period                 6,334            6,270            6,333           6,256
Incremental common shares attributable
     to exercise of outstanding options                      94              150              111             141
                                                  --------------   --------------  ---------------  --------------
     Total shares                                         6,428            6,420            6,444           6,397
                                                  ==============   ==============  ===============  ==============

Primary earnings per share                           $     0.09       $     0.26      $      0.12      $     0.56
                                                  ==============   ==============  ===============  ==============

Net income                                           $      558       $    1,644      $       792      $    3,556
                                                  ==============   ==============  ===============  ==============
Weighted average number of common
     shares outstanding during the period                 6,334            6,270            6,333           6,256

Incremental common shares attributable
     to exercise of outstanding options                      94              150              111             141
                                                  --------------   --------------  ---------------  --------------
     Total shares                                         6,428            6,420            6,444           6,397
                                                  ==============   ==============  ===============  ==============
Fully diluted earnings per share                     $     0.09       $     0.26      $      0.12      $     0.56
                                                  ==============   ==============  ===============  ==============